INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-
Effective Amendment No. 2 to Registration Statement No. 33-
38925 of New England Business Service, Inc. on Form S-8 of our report dated July 31, 2002 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial
Accounting Standards ("SFAS") No. 142, "Business
Combinations" in 2002 and SFAS No. 133 "Accounting for
Derivative Instruments and Hedging Activities" in 2001), appearing in the Annual Report on Form 10-K of New England
Business Service, Inc. for the year ended June 29, 2002.


/s/ Deloitte & Touche LLP

Boston, Massachusetts
December 5, 2002